UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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BENCHMARK ELECTRONICS, INC.

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Benchmark Electronics, Inc. (the “Company”) used the following materials in connection with the Company’s 2016 Annual Meeting of Shareholders beginning on May 2, 2016.

   design develop deliver advanced technology      Strategy and Leadership Delivering Sustainable Value  to All Shareholders  May 2016

Forward-Looking Statements
This document contains forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "expect," "estimate," "anticipate," "predict" and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things: guidance for 2016, statements, express or implied, concerning future operating results or margins, the ability to generate sales, income or cash flow, the benefits of the Secure acquisition and our ability to continue share repurchases, and Benchmark's business and growth strategies and expected growth and performance. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All forward-looking statements included in this document are based upon information available to Benchmark as of the date of this document, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, "Risk Factors" of the Company's annual report on Form 10-K for the year ended December 31, 2015, in its other filings with the Securities and Exchange Commission and in its press releases.

Non-GAAP Financial Information
This document includes certain financial measures, such as operating margin, that have been presented to exclude certain items required to be included by generally accepted accounting principles ("GAAP") and therefore are not in accordance with GAAP ("Non-GAAP"). A detailed reconciliation between GAAP results and Non-GAAP results is included in the Appendix of this document.

Additional Information and Where to Find It
Benchmark filed a definitive proxy statement on March 29, 2016, with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2016 Annual Meeting and has mailed the definitive proxy statement and accompanying white proxy card to its shareholders. **Benchmark shareholders are strongly encouraged to read the definitive proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they contain (or will contain) important information.** Benchmark, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Benchmark shareholders in connection with the matters to be considered at Benchmark's 2016 Annual Meeting. Information about Benchmark's directors and executive officers is available in Benchmark's definitive proxy statement for its 2016 Annual Meeting. Shareholders may obtain a free copy of the definitive proxy statement and any other documents filed by Benchmark with the SEC free of charge at the SEC's website at www.sec.gov. Copies also are available free of charge at Benchmark's website at www.bench.com under "Investor Relations – Annual Reports" or by contacting Benchmark Investor Relations at (979) 849-6550.

Certain information contained in this document was sourced from third-party publications or other third-party sources. Permission to use such information was not sought or granted in connection with the preparation of this document.

Benchmark electronics design develop deliver advanced technology 2

Benchmark: Leading Global Integrated EMS Player

Strong Track Record of Proven Execution	► Strategic plan has delivered ***strong financial performance*** and ***robust valuation*** in continually evolving industry ► ***Highest margin*** operator among peers[1] ► ***Strong TSR record***, temporarily impacted by recent quarter
Disciplined and Balanced Capital Allocation	► Returned ***over 70% of FCF*** to shareholders in the last five years ahead of 50% target ► Only EMS company with ***35 quarters of consecutive buybacks*** despite limited domestic cash ► Secure ***adds capabilities*** to core portfolio, and is ***more accretive*** to growth, margins and long-term ROIC than other alternatives reviewed
Best-In-Class Corporate Governance	► All Directors are ***current or former CEOs, CFOs or COOs*** ► Average Director tenure is only 6.3 years vs peer average of 10 years ► Compensation policy unequivocally ***"pay for performance"*** ► Board has steered company through significant challenges (e.g., founder transition, financial crisis / recession, new strategy)
Long-Term Strategy To Drive Shareholder Returns	► ***>10%*** annual growth in higher-value markets ► ***>5%*** long-term non-GAAP operating margin[1] ► ***50%*** targeted Free Cash Flow return to shareholders[1]

Note: Peer group includes Celestica, Flextronics, Jabil, Plexus, and Sanmina

[1] Please refer to the appendix for a reconciliation of non-GAAP operating margin and free cash flow margin to their most directly comparable GAAP financial measures

Benchmark electronics design develop deliver advanced technology 3

Continuously Evolving Our Platform ahead of Future Trends – Powering the Next Industrial Revolution  Continuously Evolving Our Platform ahead of Future Trends – Powering the Next Industrial Revolution ► Commoditization of legacy markets necessitates continuous evolution in EMS ► IoE, Cloud, and Analytics will drive future of industry ► Significant opportunity for EMS leaders given core expertise  ► Benchmark forward thinking well ahead of industry evolution Networking / Computing 2007  Target mix 70%  30%  2015 32%  68%    55%  45%  Traditional markets Higher-value markets Internet of Everything (IoE) design develop deliver advanced technology  4

Benchmark Trades at a Strong Valuation Compared to Peers

Annual TSR performance since 2012



BHE
PLXS
Peer mean
Peer median
23%
(6%)
7%
10%
39%
68%
33%
28%
10%
(5%)
24%
27%
(19%)
(15%)
(5%)
(7%)
2012
2013
2014
2015

2016 P / E[1]



13.6x
12.7x
9.4x
9.3x
9.3x
7.9x
Peer median: 9.3x
PLXS
BHE
FLEX
CLS
SANM
JBL

- **BHE's Q1'16 results were challenging, largely driven by headwinds with "traditional" customer – not unique to Benchmark**
  - Nov 2012: Plexus down 27% due to Juniper
  - Sept 2013: Jabil down 10% due to Blackberry
  - Q1'16 results underscore merits of strategic shift to higher-value, higher-margin customers
- **Q1'16 had an outsized short-term impact on BHE's TSR**
  - Solely examining TSR performance at a single point in time does not show the entire picture
- **Strong positive TSR in 3 of the last 4 years; no one performed well in 2015**
  - Since 2001, Benchmark annual TSR has frequently outperformed peers
- **Benchmark's P/E multiple is near the high end of peers**
  - Engaged's "Adjusted P/E" is manipulated to increase a company's stock price by its net debt
  - Engaged's "Price/Total Book" skewed by over $10 billion of peer accumulated deficits

Source: FactSet as of 04/29/16

[1] All P/E multiples exclude expenses related to stock-based compensation and amortization of intangibles, with no adjustments to market capitalization

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Q1’16 had an outsized short-term impact on Benchmark’s TSR  Q1’16 had an outsized short-term impact on Benchmark’s TSR    Cumulative total return performance  design develop deliver advanced technology  6  Source: FactSet as of 04/29/16Note: Cumulative total return performance defined as the total return generated for shareholders from both stock price appreciation and dividends paid  01/01/06 – 04/20/16 04/20/16 – 04/29/16 01/01/06 – 04/29/16 Pre-Q1’16 earnings release Post-Q1’16 earnings release 01/01/11 – 04/29/16 Benchmark 0%  (14%)  (13%)7%  Celestica  (0%)  2%  2% 35%  Flextronics 17%  (0%)  16% 11%  Jabil  (43%)  (4%)  (45%) 55%  Plexus 70%  8%  84%(5%) Sanmina (14%) 7% (7%) 106% EMS peer average  6%  3%  10%    40%  EMS peer median (0%)  2%  2% 35%

The Secure Acquisition Was a Smart Use of Capital

- **EMS companies must shift mix to higher-value markets to create long-term shareholder value**
- **The Secure acquisition was an essential building block of transformation strategy**
  - Added stability to Q1’16, and already generating additional cross-sell/new wins from Secure
- **BHE paid 8.5x EV/16E EBITDA for Secure, below its two closest peers**
  - BHE expects 2016E EBITDA margin of 21% and greater than 10% revenue CAGR
  - Secure was more accretive to growth, margin and ROIC than any other alternatives reviewed
  - Secure transaction IRR > Benchmark WACC

% higher-value revenue in 2015



71%
2015 Non-GAAP operating margin
55%
Peer median: 40%
41%
40%
34%
29%
PLXS
BHE
JBL
SANM
FLEX
CLS

2015 Non-GAAP operating margin[1] %:	PLXS	BHE	JBL	SANM	FLEX	CLS
	4.2%	*4.2%*	*3.5%*	*3.3%*	*2.8%*	*2.7%*

Source: Company filings, Wall Street research

[1] *Please refer to the appendix for a reconciliation of non-GAAP operating margin and free cash flow margin to their most directly comparable GAAP financial measures*

Benchmark electronics design develop deliver **advanced technology** 7

Engaged Capital's "Plan" Will NOT Deliver Anywhere Near the Value It Suggests

Benchmark pro-forma valuation according to Engaged Capital


$22.73
$5.97
$4.42
$1.89
($1.55)
$35.01
Engaged calculation flawed: $2.42 per share upside from management's announced initiatives
Already factored into current stock price, and generated by executing existing strategic plan
Speculative – Benchmark already has robust P/E
Engaged acknowledges risk to value
Current share price
Cash from working capital
Cash from operating free cash flow
Multiple rerating to peers
Potential margin impact
Year-end 2017 value

Source: Engaged Capital's presentation dated 04/15/16, FactSet as of 04/13/16

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 Engaged Capital's Critique of Working Capital Management is Misguided  design develop deliver advanced technology  9  Engaged Capital's Critique of Working Capital Management is Misguided  ► EXTERNAL WORKING CAPITAL CONSULTANT THAT ENGAGED RECOMMENDED– AND WE USED – VALIDATED OUR EXISTING INITIATIVES AND HAD NO INCREMENTAL SUGGESTIONS► Engaged's spreadsheet-level work, which ignores operational realities, wrongly suggests there is an opportunity to generate $300mm in incremental cash► The existing management plan already targets a 15% to 20% improvement in CCC days from FY15 – this will bring us to a 75-day CCC► Represents $123mm or $2.42 per share of additional cash► Likely that almost all of this cash will be generated overseas► The Board actively monitors and holds management accountable for working capital

 ► Shareholder-friendly corporate governanceThree new independent directors within the last five years, including Paul Tufano in 2016Average tenure = 6.3 years, well below peer average of approximately 10 years1► Top decile of companies covered by ISS► We actively listen to our shareholdersImplemented executive compensation clawback policy for restatement of earnings due to SEC reporting requirements► Executive compensation aligned with shareholder interests► Culture of transparency and accountability► Continued commitment to governance best practices  design develop deliver advanced technology  10  Benchmark Has Best-in-Class Corporate Governance  Benchmark Has Best-in-Class Corporate Governance  1 Peers are Celestica, Flextronics, Jabil, Plexus, and Sanmina

The Benchmark Board Is Fully Aligned With Shareholders

- **Our approach to management compensation is *performance-driven***
  - Equity grants rewarded for financial performance; there are penalties for failing to achieve goals
  - Metrics include revenue growth, margins, and ROIC because these drive TSR
- **Annual cash bonus tied to working capital (previously inventory turns, now CCC), revenue, mix, voice of customer and EPS targets**
  - Clear targets as outlined in our proxy on page 26
    - Target EPS before special items of $1.76
    - Strategic revenue of $1.55bn and "Voice of Customer" score of +1
    - Revenue target of $2.95 billion
- **CEO required to own 3x salary in Benchmark stock**

VAST majority of 2015 named executive officer (NEO) pay "at risk"



Performance-Based
Base Salary[1]
CEO TARGET COMPENSATION
OTHER NEO AVERAGE COMPENSATION
"At Risk" 70%
30%
"At Risk" 58%
42%

Over 90% voted FOR say on pay



91.4%
92.4%
90.7%
90.3%
91.1%
2011
2012
2013
2014
2015

[1] *Base salary includes savings plan contributions, elective matching contributions and term life insurance premium payments made by BHE on behalf of its executive officers*

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 Benchmark Has Sought to Work in Good Faith with Engaged Capital over the Past Year  design develop deliver advanced technology  12  Benchmark Has Sought to Work in Good Faith with Engaged Capital over the Past Year  ► As part of Benchmark's commitment to constructive dialogue with its shareholders, the Company has encouraged open and candid communication with Engaged Capital since its initial outreach► Benchmark met with Engaged Capital in June 2015 to discuss its investment thesis, sought to provide management insight, and indicated it welcomed continued input from Engaged Capital► In the past year, Engaged Capital presented to Benchmark a number of poorly developed theses that were later abandoned by Engaged Capital, including an ill-conceived Dutch auction share repurchase funded by debt and the notion that Benchmark would increase research coverage by raising more debt► In October 2015, when the Secure transaction was announced, Engaged Capital threatened to call a special meeting to replace the entire Board unless Benchmark immediately terminated the transaction► In February 2016, the Board's Nominating/Governance Committee informed Engaged Capital it was willing to carefully consider Engaged Capital nominees in identifying candidates for Board service► Members of the Benchmark Board, management team and its financial advisors have had at least 9 in- person meetings or phone calls with Engaged Capital over the past year (in addition to numerous written exchanges)► Despite the Board’s best efforts to work constructively, Engaged Capital has publicly stated that any settlement or other compromise must include the appointment of Brendan Springstubb, an employee of Engaged Capital whom Glass Lewis ultimately determined “lacked the requisite experience”

Benchmark Has the Right Directors to Steer the Company through Its Transformation

Benchmark nominees

Name / Title	Background
Michael Dawson *Chairman of Audit Committee*	► Former CFO of GlobalSantaFe Corporation (GSF), large cap offshore oil and gas drilling contractor ✓ Has deep understanding of M&A, working capital and capital allocation spanning over 35 years ✓ Audit Committee Financial Expert
Bernee Strom *Chairman of Governance/ Nomination Committee*	► President and CEO of The Strom Group since 1990 ✓ Investor and serial entrepreneur, founder and/or CEO of Gemstar and Priceline ✓ Instrumental in implementing Benchmark's best-in-class governance ✓ Key in refreshing Board, recruiting Paul Tufano, David Scheible and Kenneth Lamneck to join
Clay Williams *Chairman of Comp. Committee*	► Chairman, President, and CEO of National Oilwell Varco (NYSE: NOV) since 2014, a global oil and gas equipment and services provider ✓ Keen understanding of capital allocation (M&A, share repurchases, dividends) ✓ Elected "CFO of the Year" in 2012 by *Institutional Investor* magazine. ✓ Brings deep global manufacturing experience and knowledge of cyclical end-markets such as those in which Benchmark participates

Vote "FOR" Benchmark Director Nominees on the WHITE Proxy Card

► Benchmark electronics
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 Engaged’s Nominees Are Not Qualified and Will Add No Value  Engaged’s Nominees Are Not Qualified and Will Add No Value        Engaged nomineesName / Title Background  design develop deliver advanced technology  14  Robert Gifford  ► Most recently served as President of Supply Chain Solutions at Ingram Micro No prior public Board or C-level experience; was only a mid-level manager in the computing industry No experience in higher-value markets where the majority of Benchmark’s mix is focused Last worked with EMS industry over twenty years ago  Jeffrey McCreary  ► Independent management consultant since 2006 Not employed in any permanent position for ten years Not C-level material - unable to achieve permanent CEO position despite twice serving as an interim CEO No evidence of special contribution at prior public company boards Asleep at the switch at Isola, his private company board (“To some extent, [Isola] has fallen off the wagon over the course of the last five years or so” – Jeff Waters, new Isola CEO, January 2016) Highest achievement in Texas Instruments was a mid-level role in a sales position    No EMS experience – his supplier experience is several layers removed from EMS   Brendan Springstubb  ► Senior analyst at Engaged Capital No relevant industry, operating or management (much less C-level) experience, has never been (and is not qualified to be) a public company director Glass Lewis and ISS recommended AGAINST vote; Glass Lewis states he “lacks requisite experience”  Vote "FOR" Benchmark Director Nominees on the WHITE Proxy Card  Vote "FOR" Benchmark Director Nominees on the WHITE Proxy Card

             Appendix  design develop deliver advanced technology  15

GAAP to Non-GAAP Reconciliations

($mm)	2011	2012	2013	2014	2015
Revenue (GAAP)	$2,253.0	$2,468.2	$2,506.5	$2,797.1	$2,540.9
Income from operations (GAAP)	$41.3	$75.6	$116.5	$100.1	$93.0
Operating margin (GAAP)[1]	*1.8%*	*3.1%*	*4.6%*	*3.6%*	*3.7%*
Restructuring charges and integration and acquisition costs	4.5	2.2	9.3	7.1	13.8
Asset impairment charge and other	-	-	2.6	(1.5)	-
Thailand flood-related items, net of insurance	3.4	9.0	(41.3)	(1.6)	-
Customer bankruptcy	-	-	-	5.0	-
Non-GAAP income from operations	$49.2	$86.8	$87.2	$109.2	$106.8
Non-GAAP operating margin[1]	*2.2%*	*3.5%*	*3.5%*	*3.9%*	*4.2%*
Net income (GAAP)	$52.0	$56.6	$110.9	$81.2	$95.4
Restructuring charges and integration costs, net of tax	4.4	1.8	8.3	4.9	9.9
Asset impairment charge and other, net of tax	-	-	2.8	(1.5)	-
Thailand flood-related items, net of insurance and tax	3.2	9.9	(35.6)	(1.3)	-
Customer bankruptcy, net of tax	-	-	-	4.8	-
Discrete tax benefits	-	-	(17.5)	-	(21.2)
Non-GAAP net income	$59.6	$68.3	$69.0	$88.1	$84.1
Net cash provided by operations (GAAP)	$54.8	$151.1	$98.9	$135.4	$146.8
Additions to property, plant & equipment and software	72.0	49.0	28.8	45.4	38.1
Free Cash Flow	($17.2)	$102.1	$70.1	$90.0	$108.7
Free cash flow margin[1]	*(0.8%)*	*4.1%*	*2.8%*	*3.2%*	*4.3%*

[1] *Equals line item immediately above divided by revenue (GAAP)*

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